As filed with the U.S. Securities and Exchange Commission on June 10, 2025.

Registration No. 333-283211

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

AMENDMENT NO. 3
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

MaxsMaking Inc.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

__________________________________________

British Virgin Islands	2390	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

Room 903, Building 2, Kangjian Business Plaza, No. 1288 Zhennan Road
Putuo District, Shanghai, China, 200331
Tel: +86 (021) 62990223
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

__________________________________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

Copies of all communications, including communications
sent to agent for service, should be sent to:

Wei Wang, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Tel: (212) 370-1300	Elliot H. Lutzker, Esq. Federica Pantana, Esq. Davidoff Hutcher & Citron, LLP 605 Third Avenue, 34th Floor New York, NY 10158 Tel: (212) 557-7200

__________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form F-1 (File No. 333-283211) is being filed solely to file certain exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any indemnification provision may be held by the BVI Courts to be contrary to public policy or in breach of the BVI Companies Act, for example, a provision for indemnification against civil fraud or the consequences of committing a crime).

Under the Company’s articles of association, subject to the BVI Companies Act, the Company must indemnify any person who:

•        is or was a party, or is threatened to be made a party, to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director; or

•        is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any expenses, judgments, fines or amounts paid in settlement and reasonably incurred in connection with any legal, administrative or investigative proceedings. In relation to the above, the Company may pay on behalf of the person or lend funds to the person to enable the person to pay, any expenses incurred, or to be incurred, by the person in defending any legal, administrative or investigative proceedings.

Under the BVI Companies Act, to be entitled to this indemnification, such person must have acted honestly and in good faith with a view to the best interests of our company and, in the case of criminal proceedings, they must have no reasonable cause to believe their conduct with was unlawful.

Subject to the BVI Companies Act, the Company may purchase and maintain insurance in relation to any person who (a) is or was a director or officer of the Company, or (b) at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity.

We plan to enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the BVI Companies Act or our memorandum and articles of association. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following shares. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of shares.

On its incorporation, the Company issued an aggregate of 7,425,000 A Shares and 7,425,000 B Shares of par value $0.01 each to the following purchasers.

Purchaser	Class of Shares	Number of Shares	Consideration
OptimaForge Inc.	A Shares	2,227,500	$22,275
OptimaForge Inc.	B Shares	2,227,500	$22,275
ThriveNova Inc.	A Shares	5,197,500	$51,975
ThriveNova Inc.	B Shares	5,197,500	$51,975

On February 1, 2024, the Company issued an additional aggregate of 150,000 A Shares to the following shareholder:

Purchaser	Class of Shares	Number of Shares	Consideration
InnovaPlus Inc.	A Shares	150,000	$1,500

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a)      Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b)      Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on June 10, 2025.

MaxsMaking Inc.
By:	/s/ Xiaozhong Lin
Name:	Xiaozhong Lin
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Xiaozhong Lin	Chairman and Chief Executive Officer	June 10, 2025
Xiaozhong Lin	(principal executive officer)
*	Director and Chief Operating Officer	June 10, 2025
Xuefen Zhang
*	Chief Financial Officer	June 10, 2025
Jianbin Chen	(principal financial and accounting officer)
*By	/s/ Xiaozhong Lin
Xiaozhong Lin
Attorney-In-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of MaxsMaking Inc., has signed this registration statement or amendment thereto in Newark, Delaware on June 10, 2025.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

MAXSMAKING INC.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association of the Registrant, as currently in effect
4.1*	Registrant’s Specimen Certificate for A Shares
5.1*	Opinion of Mourant Ozannes regarding the validity of the shares being registered
8.1*	Opinion of Mourant Ozannes regarding certain BVI tax matters (included in Exhibit 5.1)
8.2*	Opinion of Ellenoff Grossman & Schole LLP regarding certain U.S. tax matters
10.1*#	Employment Agreement, dated August 15, 2023, by and between the Registrant and Xiaozhong Lin
10.2*#	Employment Agreement, dated August 15, 2023, by and between the Registrant and Jianbin Chen
10.3*#	Employment Agreement, dated August 15, 2023, by and between the Registrant and Xuefen Zhang
10.4*#	English Translation of Labor Contract, dated January 8, 2017, by and between Shanghai Supreme Technology Co., Ltd. (formerly known as Shanghai Supreme E-commerce Co., Ltd) and Xiaozhong Lin
10.5*#	English Translation of Labor Contract, dated September 23, 2024, by and between Shanghai Lvzao Intelligent Technology Co., Ltd. and Jianbin Chen
10.6*#	English Translation of Labor Contract, dated August 1, 2021, by and between Haodingduo (Zhejiang) Network Technology Co., Ltd and Xuefen Zhang
10.7*#	English Translation of Labor Contract, dated April 1, 2023, by and between Shanghai Alliance Industry Co., Ltd and Xuefen Zhang
10.8*	Form of Director Offer Letter
10.9*	English Translation of Lease Agreement, dated November 13, 2024, by and between Shanghai Xiyang Property Management Co., Ltd. and Shanghai Supreme Technology Co., Ltd.
10.10*	English Translation of Lease Agreement, dated November 13, 2024, by and between Shanghai Xiyang Property Management Co., Ltd. and Shanghai Alliance Industry Co., Ltd.
10.11*	English Translation of Lease Agreement, dated December 27, 2024, by and between Yiwu Jinwutong Investment Management Co., Ltd. and Zhejiang Alliance Arts and Crafts Co., Ltd.
10.12*	English Translation of Lease Agreement, dated January 1, 2025, by and Zhejiang Alliance Arts and Crafts Co., Ltd. and Haodingduo (Zhejiang) Network Technology Co., Ltd.
10.13*	English Translation of Lease Agreement, dated June 20, 2021, by and between Zhumadian High-tech Industry Development and Investment Co., Ltd. and Zhumadian City Haoyi Craft Products Co., Ltd.
10.14*	English Translation of the Maximum Line of Credit Agreement, dated July 26, 2023, by and between Ningbo Bank and Shanghai Alliance Arts and Crafts Co., Ltd.
10.15*	English Translation of the Loan Agreement, dated December 13, 2023, by and between Zhejiang Yiwu Rural Commercial Bank and Zhejiang Alliance Arts and Crafts Co., Ltd.
10.16*	English Translation of the Short-term Loan Agreement, dated November 25, 2024, by and between Zhejiang Yiwu Rural Commercial Bank and Haodingduo (Zhejiang) Network Technology Co., Ltd.
10.17*	Form of Indemnification Escrow Agreement
21.1*	List of Subsidiaries
23.1**	Consent of Onestop Assurance PAC
23.2*	Consent of Mourant Ozannes (included in Exhibit 5.1)
23.3*	Consent of Beijing Dacheng Law Offices, LLP (Fuzhou) (included in Exhibit 99.2)
23.4*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.2)
24.1*	Powers of Attorney (included on signature page to Registration Statement on Form F-1)
99.1*	Form of Code of Business Conduct and Ethics
99.2*	Opinion of Beijing Dacheng Law Offices, LLP (Fuzhou) regarding certain PRC law matters
99.3*	Consent of Frost & Sullivan
99.4*	Consent of Yeeli Hua Zheng
99.5*	Consent of Jinqiu Tang

Exhibit Number	Description of Document
99.6*	Consent of Wei Li
99.7*	Form of Audit Committee Charter
99.8*	Form of Compensation Committee Charter
99.9*	Form of Nominating and Corporate Governance Committee Charter
107*	Filing Fee Table

____________

*        Previously filed

**      Filed herewith

#        Indicates a management contract or any compensatory plan, contract or arrangement.